OUTSIDE DIRECTORS STOCK PLAN

                    FOR SUBSIDIARIES OF THE SOUTHERN COMPANY

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000


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                          OUTSIDE DIRECTORS STOCK PLAN

                    FOR SUBSIDIARIES OF THE SOUTHERN COMPANY

                    ARTICLE I - PURPOSE AND ADOPTION OF PLAN

         1.1 Adoption. The board of directors of The Southern Company hereby adopts the Outside Directors Stock Plan for Subsidiaries of The Southern Company as amended and restated effective January 1, 2000 (the "Plan"). The Plan was initially established effective January 1, 1995, and amended effective January 1, 1995. The Plan was approved by the shareholders of the Company at the annual meeting thereof held on May 24, 1995, and the Company's issuance of the Stock pursuant to the Plan was approved by the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935.

         1.2 Purpose. The Plan is designed to more closely align the interests of Directors of the System Companies (defined herein) with the interests of the shareholders of the Company through ownership of the Company's common stock, par value $5.00 per share (the "Stock").


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                            ARTICLE II - DEFINITIONS

         2.1 "Affiliated Employer" shall mean any corporation, which is a member of the controlled group of corporations of which The Southern Company is the common parent corporation. 2.2 "Board of Directors" shall means the Board of Directors of each System Company.

         2.3 "Commission" shall mean the Securities and Exchange Commission.

         2.4 "Company" shall mean The Southern Company.

         2.5 "Director" shall mean any person (a) who serves on the Board of Directors of one or more System Companies on or after January 1, 1995; and (b) who is not an active employee of The Southern Company or an Affiliated Employer.

         2.6 "Effective Date" shall mean January 1, 2000.

         2.7 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.8      "Market Value" shall mean the following:

                  (a) With respect to Stock that is issued by the Company, the average of the high and low prices of the Stock, as published in the Wall Street Journal in its report of New York Stock Exchange composite transactions, on the date one day prior to the date of distribution as set forth in Section 4.3(a) of the Plan (or the average of the high and low sale prices on the trading day immediately preceding such determination date if the stock is not traded on the date one day prior to the date of distribution).

                  (b) With respect to Stock that is purchased on the open market, the actual purchase price paid for such Stock on the date of purchase.

         2.9 "Participant" shall mean each Director on the Board of Directors of a System Company who meets the requirements of Section 3.1 of the Plan.

         2.10 "Plan" shall mean the Amended and Restated Outside Directors Stock Plan for Subsidiaries of The Southern Company, as amended from time to time.

         2.11 "Plan Administrator" shall mean the Governance Committee of the Board of Directors of the Company.

         2.12 "Plan Year" shall mean the calendar year.

         2.13 "Retainer Fee" shall mean the annual rate of the fees, payable to a Director for service on the Board of Directors of a System Company, but excluding reimbursements for expenses and any fees or compensation for:

                  (a) attendance at the meetings of the Board of Directors or any committee,

                  (b) service on a committee, and

                  (c) service at the request of the Board of Directors or a committee. Such amount may be denominated in dollars and/or a specific number of shares of Stock.

         2.14 "Stock" shall mean the Company's common stock, par value $5.00 per share.

         2.15 "System Company" shall mean any affiliate or subsidiary of the Company which the Board of Directors of the Company may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them. The System Companies that have adopted the Plan are listed in Schedule A, attached hereto, as such Schedule may be amended from time to time.

         The masculine pronoun shall be construed to include the feminine pronoun and the singular shall include the plural, where the context so requires.

                            ARTICLE III - ELIGIBILITY

         Each Director who serves on a Board of Directors of a System Company shall become a Participant in the Plan on the first date such Director serves on the Board of Directors of a System Company.

         ARTICLE IV - FORM AND TIME OF BENEFIT DISTRIBUTIONS

         4.1 Stock Grant. Each participant shall receive a portion of his Retainer Fee in Stock, with the remainder of such Retainer Fee to be payable, as elected by the Director in accordance with Section 4.2 below, in cash or in Stock. The portion of the Retainer Fee required to be paid in Stock pursuant to this Section 4.1 shall be stated in Schedule B, attached hereto, as such Schedule shall be amended from time to time by the Governance Committee of the Board of Directors of the Company.

         4.2 Election to Determine Percentage of Amount of Compensation to be Paid in Stock. Each Participant shall have an annual opportunity to elect to have the remaining portion of his Retainer Fee paid in cash or Stock of the Company, or a combination thereof. Such election shall be made at the time specified by the Plan Administrator on a form provided to the Participant by the Plan Administrator or by the Corporate Secretary of the Director's System Company. Nothing contained in this Section 4.2 shall be interpreted in such a manner as would disqualify the Plan from treatment as a "formula plan" under Rule 16-b3, as promulgated by the Commission under the Exchange Act, as that rule may be amended from time to time.

         4.3 Amount and Date of Payment for Stock Compensation.

         (a) For any Plan Year in which a Director is a Participant for the full Plan Year, any Stock compensation due a Participant pursuant to Sections 4.1 and
4.2 above shall be payable on a quarterly basis, with the first such quarterly distribution being made on April 1 and succeeding quarterly distributions being made on July 1, October 1, and January 1, except for Directors of Alabama Power Company for whom Stock distributions will first be made on January 1 with succeeding quarterly distributions made on April 1, July 1, and October 1. The amount of Stock to be distributed to a Participant per quarter shall be equal to the number of shares of Stock as set forth on Schedule "B" plus the amount calculated by first dividing the Participant's elected dollar amount of Stock compensation by four (4) and then dividing such quarterly quotient by the Market Value of the Stock.

         4.4 Death Benefits. No benefits shall be payable under the Plan to any beneficiary of a Participant following a Participant's death.

         4.5 Deferral of Stock Grant. If permitted by resolution of the Board of Directors of a System Company, a Director may elect to defer receipt of 100% of the Stock Grant set forth in Section 4.1, under the terms of the respective System Company's Deferred Compensation Plan for Directors.

                       ARTICLE V - ADMINISTRATION OF PLAN

         5.1 Administrator. The general administration of the Plan shall be the responsibility of the Governance Committee of the Board of Directors of The Southern Company, as Plan Administrator.

         5.2 Powers. The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. It shall interpret the Plan and shall have the discretion to determine all questions arising in the administration, interpretation and application of the Plan, including any ambiguities contained herein or any questions of fact. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations, as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.

         5.3 Duties of the Plan Administrator.

         (a) The Plan Administrator is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Plan Administrator and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Plan Administrator shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

         (b) The Plan Administrator shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by persons designated by the Board of Directors of each System Company.

         (c) The Plan Administrator shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants' records; recording and transmission of all notices required to be given to Participants; the receipt and dissemination, if required, of all reports and information received from a System Company; securing of such fidelity bonds as may be required by law; and doing such other acts necessary for the proper administration of the Plan. The Plan Administrator shall keep a record of all of its proceedings and acts and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan.

         5.4 Indemnification. The System Companies shall indemnify the Plan Administrator against any and all claims, losses, damages, expenses and liability arising from any action or failure to act, except when the same is finally judicially determined to be due to gross negligence or willful misconduct. The System Companies may purchase at their own expense sufficient liability insurance for the Plan Administrator to cover any and all claims, losses, damages and expenses arising from any action or failure to act in connection with the execution of the duties as Plan Administrator.

                           ARTICLE VI - MISCELLANEOUS

         6.1 Assignment. Neither the Participant nor his legal representative shall have any rights to sell, assign, transfer or otherwise convey the right to receive the payment of any benefit due hereunder, which payment and the right thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payment under the Plan shall be null and void and of no effect.

         6.2. Amendment and Termination. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Board of Directors of the Company or by Governance Committee with the approval of the Board of Directors of the Company, upon execution of a duly authorized written document. Schedules A and B of the Plan may be wholly or partially amended or otherwise modified at any time by the Governance Committee, provided such amended schedules shall be filed with the Plan records. Provided, however, that without the approval of the shareholders of the Company entitled to vote thereon, no amendment to the Plan, including Schedules A or B, may be made which would, absent such shareholder approval, disqualify the Plan for coverage under Rule 16b-3, as promulgated by the Commission under the Exchange Act, as that rule may be amended from time to time. Notwithstanding the foregoing, no such amendment or termination shall impair any rights to payments to which a Participant may be entitled prior to the effective date of such amendment or termination.

         6.3 No Guarantee of Continued or Future Service on a Board of Directors. Participation hereunder shall not be construed as creating a right in any Director to continued service or future service on the Board of Directors of any System Company. Participation hereunder does not constitute an employment contract between any Director and any System Company.

         6.4 Construction. This Plan shall be construed in accordance with and governed by the laws of the State of Georgia, to the extent such laws are not otherwise superseded by the laws of the United States.

         IN WITNESS WHEREOF, the Plan, as amended and restated effective January 1, 2000, has been executed pursuant to resolutions of the Board of Directors of The Southern Company, this ____ day of _______________, 2000.

                                          THE SOUTHERN COMPANY

                                          By: ________________________________

Attest:

By: ___________________________






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                          OUTSIDE DIRECTORS STOCK PLAN

                    FOR SUBSIDIARIES OF THE SOUTHERN COMPANY

                                   SCHEDULE A

The System Companies as of January 1, 1995 are:
         Alabama Power Company
         Georgia Power Company
         Gulf Power Company
         Mississippi Power Company
         Savannah Electric and Power Company


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                          OUTSIDE DIRECTORS STOCK PLAN

                    FOR SUBSIDIARIES OF THE SOUTHERN COMPANY

                                   SCHEDULE B

                              As of January 1, 2000

The Participant's Retainer Fee required to be distributed in common stock of The Southern Company shall be determined in accordance with the following schedule:

Company                                Required Stock Distribution Per Quarter

Alabama Power Company                             80 shares of Stock
Georgia Power Company                             80 shares of Stock
Gulf Power Company                                50 shares of Stock
Mississippi Power Company                         50 shares of Stock
Savannah Electric and Power Company               50 shares of Stock